DEBT AMENDMENT

Oscaleta Partners LLC (the "Holder") is the holder of outstanding promissory notes issued by Harrison, Vickers & Waterman, Inc. (the "Company") as outlined in Schedule A, in the aggregate principal amount of $83,905.30 (the "Notes").

The Holder and the Company now desire to amend certain provisions of the Notes as follows: (a) the Maturity Date of the Notes shall be extended to June 30, 2019.

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of the law principles thereof.

This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

Dated: January 24, 2018

Harrison, Vickers & Waterman, Inc.

By:

Title: CEO

Jeffrey M. Canouse

Oscaleta Partners LLC

By:

Title: Mgr.

Stephen Hicks

Schedule A

Holder	Issue Date	New Maturity Date		Current Balance Due
Oscaleta Partners LLC	11/20/2017	6/30/2019	$	15,000.00
Oscaleta Partners LLC	12/15/2017	6/30/2019		40,000.00
Oscaleta Partners LLC	12/15/2017	6/30/2019		28,905.30
		Total	$	83,905.30